Exhibit 10.39

                                    SUBLEASE

      THIS SUBLEASE (this "Sublease") is made and entered into as of the 10th day of December, 2001, by and between GATEWAY, INC., a Delaware corporation (hereinafter called "Sublandlord"), and CELGENE CORPORATION, a Delaware corporation (hereinafter called "Subtenant").

                              W I T N E S S E T H:

      WHEREAS, by that certain Lease dated as of April 15, 1999 (the "Original Lease") as amended by that certain First Amendment to Lease Agreement dated as of April 17, 2000 (the "First Amendment"); that certain Second Amendment to Lease dated concurrently herewith (the "Second Amendment"); and with the Original Lease, the First Amendment and the Second Amendment hereinafter collectively referred to as the "Prime Lease", a copy of which Prime Lease is attached hereto as EXHIBIT "A" and by this reference made a part hereof, Carramerica Development, Inc., a Delaware corporation (hereinafter, together with its successors and assigns, called "Landlord"), leased to Sublandlord the entirety of a building located at 4550 Towne Centre Court in San Diego, California containing approximately 78,202 gross rentable square feet (the "Premises" and sometimes also referred to herein as the "Building"); and

      WHEREAS, subject to the consent of Landlord, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the entire Premises, all upon the terms and subject to the conditions and provisions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

      1. DEMISE: USE. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used and occupied by Subtenant solely for the purpose of a specified Biohazard Level 1 biotech use as set forth in the Prime Lease (the "Biotech Use") and for general office use and for no other purpose, subject to the limitations set forth in the Prime Lease as may be amended and supplemented pursuant to the Consent Agreement (as defined below), including, without limitation, the provisions of paragraph 14 of the Schedule of the Prime Lease as well as the provisions of paragraph 6 of the Prime Lease. Notwithstanding the foregoing, (i) Subtenant shall be permitted to use the Premises for the Biotech Use only so long as Subtenant has obtained Landlord's consent thereto and complies with all of the terms and conditions imposed upon the Biotech Use as set forth by Landlord in the Prime Lease and as set forth in this Sublease, and (ii) in no event shall any vivarium used by Subtenant in the Premises be used for any animals other than rodents.

      2. TERM. The term of this Sublease shall commence (the "Commencement Date") on the later of (i) the date possession of the Premises is delivered to Subtenant, and (ii) one (1) day after the full execution and delivery to Subtenant of this Sublease and the Consent Agreement, and, unless sooner terminated pursuant to the provisions hereof, shall terminate on the earlier of August 31, 2012 and the prior termination of the Term of the Prime Lease. As used herein, the phrase "Lease Year" shall mean the twelve calendar month period commencing on the Rent Commencement Date (as hereinafter defined) (or, if the Rent Commencement Date is not the first day of a calendar month, then commencing on the first day of the calendar month during which the Rent Commencement Date occurs) and each anniversary thereof, except that (i) the first Lease Year shall including that period of time from the Commencement Date up to and including the Rent Commencement Date, and (ii) the last Lease Year may not be twelve calendar months and shall terminate on the last day of the term of this Sublease. Notwithstanding the foregoing, this instrument shall be deemed and agreed to be a sublease only and not an assignment.

      3. MINIMUM RENT.

            (a) Commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord minimum annual rental (hereinafter called "Minimum Rent") for the Premises as follows:

--------------------------------------------------------------------------------
                             ANNUAL
                          MINIMUM RENT        ANNUAL MINIMUM
                            RATE PER          RENT (BASED ON
                        RENTABLE SQUARE       78,202 RENTABLE          MONTHLY
   TIME PERIOD                FOOT              SQUARE FEET)        INSTALLMENTS
   -----------                ----              ------------        ------------
--------------------------------------------------------------------------------
First Lease Year             $22.44            $1,754,852.88         $146,237.74
--------------------------------------------------------------------------------
Second Lease Year            $23.23            $1,816,632.46         $151,386.04
--------------------------------------------------------------------------------
Third Lease Year             $24.04            $1,879,976.08         $156,664.67
--------------------------------------------------------------------------------
Fourth Lease Year            $24.88            $1,945,665.76         $162,138.81
--------------------------------------------------------------------------------
Fifth Lease Year             $25.75            $2,013,701.50         $167,808.46
--------------------------------------------------------------------------------
Sixth Lease Year             $26.65            $2,084,083.30         $173,673.61
--------------------------------------------------------------------------------
Seventh Lease Year           $27.58            $2,156,811.16         $179,734.26
--------------------------------------------------------------------------------
Eighth Lease                 $28.55            $2,232,667.10         $186,055.59
--------------------------------------------------------------------------------
Ninth Lease Year             $29.55            $2,310,869.10         $192,572.43
--------------------------------------------------------------------------------
Tenth Lease Year             $30.58            $2,391,417.16         $199,284.76
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------
                             ANNUAL
                          MINIMUM RENT        ANNUAL MINIMUM
                            RATE PER          RENT (BASED ON
                        RENTABLE SQUARE       78,202 RENTABLE          MONTHLY
   TIME PERIOD                FOOT              SQUARE FEET)        INSTALLMENTS
   -----------                ----              ------------        ------------
--------------------------------------------------------------------------------
Eleventh Lease Year*         $31.65            $2,475,093.30         $206,257.78
--------------------------------------------------------------------------------

      *Note: Sublandlord and Subtenant acknowledge and agree that as the expiration of the Term of the Prime Lease is August 31, 2012, the eleventh Lease Year shall consist solely of the month of August, 2012, and accordingly the Annual Minimum Rent category for such eleventh Lease Year as set forth in schedule above is for explanatory purposes only.

      Annual Minimum Rent shall be due and payable in twelve equal installments. Each such installment shall be due and payable in advance on the first day of each calendar month of the term hereof. If the term of this Sublease commences on a day other than the first day of a month or ends on a day other than the last day of a month, Minimum Rent for such month shall be prorated; prorated Minimum Rent for any such partial first month of the term hereof shall be paid on the date on which the term commences. Notwithstanding anything in this Sublease to the contrary, Subtenant shall pay to Sublandlord the first monthly installment of Minimum Rent due under this Sublease upon the execution and delivery of this Sublease by Subtenant to Sublandlord.

            (b) All Minimum Rent and additional rent shall be paid without setoff or deduction whatsoever and shall be paid to Sublandlord at the following address: Real Estate Administration, Gateway, Inc., 610 Gateway Drive Y91, North Sioux City, South Dakota 97049 or at such other place as Sublandlord may designate by notice to Subtenant.

            (c) As used herein, the term "Rent Commencement Date" shall mean that date which is nine (9) months after the Commencement Date.

            (d) Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant hereby acknowledge and agree that prior to the Rent Commencement Date in no event shall Subtenant be obligated to pay any Minimum Rent or any Operating Cost Share Rent or Tax Share Rent (as such terms are hereinafter defined); provided, however, Sublandlord and Subtenant acknowledge and agree that Subtenant shall be responsible to pay or reimburse to Sublandlord any and all costs relating to the Premises for that period of time following the Commencement Date up to and including the Rent Commencement Date that exceed the monthly "Base Expense Amount" (as hereinafter defined). As used herein, the "Base
      Expense Amount" is an amount equal to $59,251.00 and represents the average of the monthly expenses other than "Base Rent" (as defined in the Prime Lease) incurred by Sublandlord for the Premises over the last twelve
      (12) months prior
      to the date hereof. In clarification of the foregoing, Subtenant shall be responsible for any and all costs related to the Premises for utilities, heating, ventilating and air conditioning services, emergency generator costs, construction hauling and or scavenger costs to the extent that such costs exceed the average monthly cost for such expenses incurred by Sublandlord during the prior twelve (12) month period. Subtenant shall pay or reimburse such amounts to Subtenant within thirty (30) days following Sublandlord's tender of an invoice therefore to Subtenant and any and all such amounts shall be deemed additional rent due under this Sublease. In addition to the foregoing, Subtenant shall be responsible to comply with all of the insurance and indemnification provisions of this Sublease from and after the Commencement Date.

      4. ADDITIONAL RENT; PAYMENTS; INTEREST.

            (a) Except for "Base Rent" (as such term is defined in the Prime Lease and for the payment of which Subtenant shall have no obligation under this Sublease), Subtenant shall also pay to Sublandlord all other amounts payable by Sublandlord under the Prime Lease which are attributable to the Premises or attributable to Subtenant, its agents, employees, customers or invitees, including without limitation, the Operating Cost Share Rent, the Tax Share Rent and Additional Rent (as such terms are defined in the Prime Lease); provided, however, Sublandlord and Subtenant acknowledge and agree that the rental and other payment obligation for the period from the Commencement Date up to and including the Rent Commencement Date shall be determined as set forth in Paragraph 3
      (d) hereinabove. By way of example and not by way of limitation, charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease, costs incurred by Landlord in repairing damage to the Building caused by an employee of Subtenant, increased insurance premiums due as a result of Subtenant's use of the Premises, and amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease would be amounts payable by Subtenant pursuant to this Subsection 4(a).

            (b) Each amount due pursuant to Subsection 4(a) above and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable on the fifth day following the date on which Landlord or Sublandlord has given notice to Subtenant of the amount thereof.

            (c) All amounts other than Minimum Rent payable to Sublandlord under this Sublease shall be deemed to be additional rent due under this Sublease. All past due installments of Minimum Rent and additional rent which are not paid on or before the third (3rd) business day after such amount is due shall bear interest from the date due until paid at the rate per annum equal to five percent (5%) in excess of the Prime Rate (as hereinafter defined) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. For the purposes of this Sublease, the term "Prime Rate" shall mean the rate of interest announced from time to time by Bank One as its prime or corporate base rate.

            (d) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.

            (e) In addition to the Minimum  Rent  payable  pursuant to Section 3 above, from and after the Rent Commencement Date, for each calendar year of the term, Subtenant, as additional rent, shall pay Subtenant's Percentage Share (which Sublandlord and Subtenant acknowledge and agree is equal to 100%) of Operating Cost Share Rent, Tax Share Rent and Parking Rent payable by Sublandlord for the then current calendar year. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of additional rent per month payable pursuant to this Subsection for each calendar year following Sublandlord's receipt of Landlord's estimate of such amounts payable under the Prime Lease. Thereafter, the additional rent payable pursuant to this Subsection shall be determined and adjusted in accordance with the provisions below.

            (f) The determination and adjustment of additional rent contemplated under Subsection 4(e) above shall be made in accordance with the following procedures:

                  (1) Upon receipt of a statement from Landlord specifying the estimated Operating Cost Share Rent, Tax Share Rent and Parking Rent to be charged to Sublandlord under the Prime Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of additional rent payable under Subsection 4(e) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord's estimate may change from time to time), together with a copy of the statement received from Landlord. Sublandlord's estimate of additional rent to be paid by Subtenant pursuant to this Sublease shall not exceed Subtenant's Percentage Share of Landlord's estimate delivered to Sublandlord pursuant to the Prime Lease (as Landlord's estimate may change from time to time). On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as additional rent one-twelfth (1/12th) of such estimated amount together with the Minimum Rent.

                  (2) In the event Sublandlord's notice set forth in Subsection 4(f)(1) is not given in December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such additional rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

                  (3) Within thirty (30) days after the receipt by Sublandlord of a final statement of such costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 4(f) hereof for the calendar year just ended, together with a copy of the statement received by Sublandlord from Landlord. If on the basis of such statement Subtenant owes an amount that is less than the estimated payments for the calendar year just ended previously paid by Subtenant, Sublandlord shall credit such excess to the next payments of rent coming due or, if the term of this Sublease is about to expire, so long as Subtenant is not in default under this Sublease, promptly refund such excess to Subtenant. If on the basis of such statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty
      (30) days after delivery of the statement from Sublandlord to Subtenant.

                  (4) For partial calendar years during the term of this Sublease, the amount of additional rent payable pursuant to Subsection 4(f) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to this Section 4, and such obligations shall survive and remain to be performed after any expiration or earlier termination of this Sublease.

      5. CONDITION OF PREMISES AND CONSTRUCTION OF IMPROVEMENTS.

            Subtenant hereby acknowledges and agrees that it is to demise the Premises in an "as-is" condition and Subtenant's taking possession of the Premises shall be conclusive evidence as against Subtenant that the Premises were in good order and satisfactory condition when Subtenant took possession. No promise of Sublandlord to alter, remodel or improve the Premises, and no representation respecting the condition of the Premises have been made by Sublandlord to Subtenant except to the extent expressly set forth in this Sublease. Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Subtenant's right to possession, Subtenant shall surrender the Premises in at least as good condition as at the commencement of the term of this Sublease, ordinary wear and tear excepted; provided, however, Sublandlord and Subtenant acknowledge and agree that upon the expiration of the term of this Sublease, Subtenant shall be permitted to surrender the Premises in the condition in which Landlord will require that Sublandlord surrender same to Landlord as provided for in the Prime Lease or as may be supplemented by the Consent Agreement. Notwithstanding the foregoing, in the event of the earlier termination of the term of this Sublease, then Subtenant shall be required to remove from the Premises any and all alterations, improvements or additions to the Premises installed therein by Subtenant to return same to "shell" condition except for areas where Landlord and Sublandlord retain the discretion to require that they be returned to the existing office improvements (the Building lobby and Building restrooms) as set forth in the Consent; provided, however, Subtenant shall be permitted to leave in the Premises those alterations for which Subtenant has obtained Sublandlord's consent to leave such alterations, additions and/or improvements within the Premises upon the earlier termination of the term of this Sublease. In connection with the foregoing, Sublandlord shall, if requested to provide its determination at the time of receiving Subtenant's request to perform the Subtenant Work (as hereinafter defined) (along with all required information relating to such work, including without limitation, all plans and specifications, working drawings, floor plans, etc.), provide to Subtenant along with Sublandlord's acceptance or non-acceptance of such plans and specifications and other documentation with respect to Subtenant's Work Sublandlord's determination of what, if any, portions of Subtenant's Work that Sublandlord shall permit Subtenant to leave in the Premises upon the earlier termination of the term of this Sublease.

      6. THE PRIME LEASE.

            (a) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease except:

                  (i) for the payment of "Base Rent" (as such term is defined in the Prime Lease);

                  (ii)  that  Subtenant   shall  not  have  any  obligations  to
                        construct or install tenant improvements except as may be provided herein; and

                  (iii) that the following  provisions of the Prime Lease do not apply to this Sublease: any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction or refurbishment allowances, any provisions allowing Sublandlord to extend or renew the term of the Prime Lease (provided if this Sublease is then in force, any election or right of Sublandlord to renew or extend shall not abrogate or affect Subtenant's right to extend with Landlord as set forth in the Consent Agreement), any provisions of the Prime Lease granting any option to purchase or lease the Building or any other space in the Project (provided, Sublandlord and Subtenant acknowledge and agree that the foregoing shall not limit or restrict any such options and rights that may be granted to Subtenant directly from

                        Landlord in the Consent Agreement so long as Sublandlord
                        incurs  no  liability  or   obligation   in   connection
                        therewith).

            (b) Without limitation of the foregoing:

                  (i) Subtenant shall not make any changes, alterations or additions in or to the Premises except as otherwise expressly provided herein or in the Consent Agreement; provided, however, the foregoing shall not limit or restrict the obligation of Subtenant to obtain the consent of Sublandlord to any such changes, alterations or additions (such obligation shall be satisfied if the Consent Agreement contains the consent of Sublandlord to such changes, alterations or additions). In connection therewith, Sublandlord and Subtenant acknowledge and agree that Subtenant desires to make certain alterations, additions and/or improvements to the Premises following its occupancy thereof. In connection with such work (hereinafter referred to as the "Subtenant Work"), such work shall be performed at the sole cost and expense of Subtenant and shall strictly conform to all the terms and provisions of the Prime Lease and the Consent Agreement. Subtenant shall obtain the approval of both the Landlord and Sublandlord with respect to any and all aspects of the Subtenant Work prior to commencing same.

                  (ii) If Subtenant desires to take any other action and the Prime Lease and/or Consent Agreement would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

                  (iii) All  rights   given  to  Landlord  and  its  agents  and
                        representatives   by  the  Prime  Lease  and/or  Consent
                        Agreement to enter the Premises shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises;

                  (iv) Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease and/or Consent Agreement or granted to Landlord in the Consent Agreement;

                  (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease as well as set forth in the Consent Agreement. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them; and

                  (vi) Subtenant shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be canceled or terminated.

            (c) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

                  (i) Subtenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, or permit the use of the Premises or any part thereof by any persons other than Subtenant and Subtenant's employees, or sublet the Premises or any part thereof. Notwithstanding the foregoing, Subtenant shall have the right to assign this Sublease or sub-sublet all or any portion of the Premises to an entity into which Subtenant has merged or consolidated or to an entity to which substantially all of Subtenant's assets are conveyed (collectively a "Corporate Transaction") without the consent of Sublandlord so long as such assignee or sub-subtenant has a net worth equal to or exceeding the greater of Subtenant's net worth (i) on the execution date hereof and (ii) on the date of the Corporate Transaction, provided the net worth requirement for any assignment transaction other than a Corporate Transaction shall be satisfactory to Landlord and Sublandlord (in their sole discretion) and provided that Subtenant delivers not less than thirty (30) days prior written notice to Sublandlord and Landlord, which notice shall include information satisfactory to Sublandlord and Landlord in order to determine the net worth both of the original Subtenant named herein and of the successor subtenant immediately prior to such assignment or sub-sublet. Subtenant shall otherwise have the right to assign this Sublease or sublet all or any portion of the Premises in accordance with the terms and provisions of the Prime Lease and Sublandlord shall have all of the same rights as the Landlord in connection therewith. Further, any rights granted to Subtenant herein to assign this Sublease or sub-sublet all or any portion of the Premises without the Sublandlord's consent shall be subject to the rights and obligations of the Landlord under the Prime Lease to consent thereto. In connection with any assignment of this Sublease or sub-sublet of all or any portion of the Premises as permitted Subtenant hereinabove, in no event shall Sublandlord be entitled to any amount of rent or other consideration received by Subtenant in connection with such transfer in excess of the rent due under the Sublease and if the rent or other consideration to be received exceeds the amount to be paid by Subtenant hereunder, Sublandlord also agrees to grant commercially reasonable non-disturbance rights to such party.

                  (ii) Neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises or the Building or any part thereof, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Premises on account of such event and Sublandlord and Subtenant acknowledge and agree that in the event monthly Rent (as defined in the Prime Lease) is abated pursuant to the provisions of Section 4.F. of the Prime Lease, then Subtenant shall be entitled to a consequent abatement of rent due under this Sublease to the extent that such monthly Rent actually abates under the Prime Lease;

                  (iii) Sublandlord and Subtenant  acknowledge and agree that in the event the Prime Lease permits the Tenant thereunder to terminate the Prime Lease in the event of any casualty to the Premises, then other than as set forth below, in no event shall Sublandlord, as the Tenant under the Prime Lease, elect to so terminate the Prime Lease without obtaining the consent or approval from Subtenant as to such termination. Notwithstanding the foregoing, in no event shall the right of Sublandlord to elect to so terminate the Prime Lease be limited or restricted in the event Sublandlord would have the right to terminate the Prime Lease as set forth in Paragraph 9.A thereof in the circumstance where the time to restore any such casualty would exceed two (2) months and the restoration work would begin during the last twelve (12) months of the Term of the Prime Lease if (a) Sublandlord provides prior notice of such election to Subtenant and (b) such termination right is conditioned upon Subtenant having a written agreement with Landlord to continue in possession and occupy the Premises without interruption through exercise of Subtenant's option to extend set forth in the Consent;

                  (iv) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space (provided, Sublandlord and Subtenant acknowledge and agree that the foregoing shall not limit or restrict any such options and rights that may be granted to Subtenant directly from Landlord in the Consent Agreement so long as Sublandlord incurs no liability or obligation in connection therewith); and

                  (v) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control. In the event of any conflict between the terms, conditions and provisions of this Sublease and the Consent Agreement, as between Sublandlord and Subtenant, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control; provided, however, Sublandlord and Subtenant acknowledge and agree that as between Landlord and Subtenant, the terms, conditions and provisions of the Consent Agreement shall, in all instances, govern and control.

            (d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations, warranties or indemnifications, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts, at Subtenant's sole cost and expense, to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease. Sublandlord and Subtenant acknowledge and agree that any repair, maintenance and/or replacement obligations with respect to the Premises which are the responsibility of the Sublandlord, as Tenant under the Prime Lease, shall be performed by Subtenant at Subtenant's sole cost and expense. In the event that a condition exists in the Premises that Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Landlord thereof. At Subtenant's request, in the event that Landlord fails to fulfill any repair or maintenance obligation under the terms of the Prime Lease with respect to the Premises, Sublandlord shall use its reasonable efforts to have Landlord fulfill such repair and maintenance obligations, all of which reasonable efforts shall be at Subtenant's sole cost and expense.

            (e) Except for the Consent Agreement, nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Sections 10 and 11 hereof in favor of Landlord, and then only to the extent of the same.

      7. DEFAULT BY SUBTENANT.

            (a) Upon the happening of any of the following:

                  (i) Subtenant fails to pay any Minimum Rent within five (5) days after the date it is due;

                  (ii) Subtenant fails to pay any other amount due from Subtenant hereunder and such failure continues for five
                        (5) days after notice thereof from Sublandlord to Subtenant;

                  (iii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for fifteen (15) days except that if such default is not capable of being cured within such fifteen (15) day period, then so long as Subtenant continues to diligently attempt to cure such default, the fifteen (15) day period shall be extended to sixty
                        (60) days or such lesser period as is reasonably necessary to complete the cure of such default after notice thereof from Sublandlord to Subtenant; or

                  (iv) any other event occurs which involves Subtenant or the Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the Premises and such default continues for fifteen (15) days after notice thereof from Sublandlord to Subtenant except that if such default is not capable of being cured within such fifteen (15) day period, then so long as Subtenant continues to diligently attempt to cure such default, the fifteen (15) day period shall be extended to sixty
                        (60) days or such lesser period as is reasonably necessary to complete the cure of such default;

      Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without limitation of any other rights and remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder.

            (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid and amounts expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith, shall be additional rent hereunder.

      8. NONWAIVER. Failure of either party to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.

      9. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

      10. WAIVER OF CLAIMS AND INDEMNITY.

            (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Building or the Premises by Subtenant other than by reason of the active negligence or wilful misconduct and except in any case which would render this release and waiver void under law.

            (b) Subtenant agrees to indemnify, defend and hold harmless Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees, from and against any and all claims, demands, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from Subtenant's use and occupancy of the Premises, Subtenant's construction of any leasehold improvements in the Premises, any release, discharge, storage, production, use or disposal of Hazardous Substances in the Premises caused or permitted by Subtenant or its agents, contractors, employees, licensees or invitees or in any way relating to any Hazardous Substances brought onto the Premises by Subtenant or its agents, contractors, employees, licensees or invitees, the installation, maintenance, repair and/or removal of any and all signage installed by Subtenant, including, without limitation, the Building Signage, or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed under this Sublease or the Consent Agreement or pursuant to the terms of this Sublease or the Consent Agreement, or from any act or neglect of Subtenant or its agents, officers, employees, guests, servants, invitees or customers in or about the Premises. In addition, the foregoing indemnification of Sublandlord and the other noted parties herein shall include any and all liability assessed, imposed or charged against Subtenant for any violation of the provisions of the Prime Lease and/or Consent Agreement with respect to their respective provisions relating to Hazardous Substances, which violation was not caused by Sublandlord or its agents, contractors or employees. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

            (c) Sublandlord agrees to indemnify, defend and hold harmless Subtenant and its officers, directors, partners, agents and employees, from and against any and all claims, demands, cost and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from (i) any breach or default by Sublandlord under the Prime Lease (which breach or default was not attributable to Subtenant or its agents, contractors, employees, licensees or invitees under this Sublease and/or the Consent Agreement), and (ii) the active negligence or willful misconduct of Sublandlord or its agents, officers or employees or from any breach or default on the part of Sublandlord in the performance of any agreement or covenant of Sublandlord to be performed under this Sublease. In case any such proceeding is brought against any of said indemnified parties, Sublandlord covenants, if requested by Subtenant, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Subtenant.

      11. WAIVER OF SUBROGATION. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Sublandlord and Landlord and their respective agents and employees for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law.

      12. BROKERAGE COMMISSIONS. Each party hereby represents and warrants to the other that other than Julien J. Studley, Inc. and The Staubach Company (whose commissions shall be payable by Sublandlord), it has had no dealings with any real estate broker or agent in connection with this Sublease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

      13. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. The provisions of Subsection 6(e) and Sections 10 and 11 hereof shall inure to the benefit of the successors and assigns of Landlord.

      14. ENTIRE AGREEMENT. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

      15. NOTICES.

            (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, but in any event within one (1) business day, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

            (b) In the event any default notice from the Landlord is received by Sublandlord, Sublandlord shall, as soon thereafter as possible, but in any event within one (1) business day, deliver such notice to Subtenant if such notice is written or advise Subtenant thereof by telephone if such notice is oral.

            (c) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises (including, without limitation, any notice required by law to be given by Sublandlord as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three day notice under Section 1161(2) or (3) of the California Civil Code of Procedure) shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed after the Rent Commencement Date to Subtenant at the Premises and otherwise as follows:

                if to Sublandlord:     GATEWAY, INC.
                                       Real Estate Administration
                                       610 Gateway Drive Y91
                                       North Sioux City, South Dakota 97049

                                       and

                                       GATEWAY, INC.
                                       14303 Gateway Place
                                       Poway, California 92064
                                       Attn: General Counsel

                if to Subtenant:       CELGENE CORPORATION
                                       5555 Oberlin Drive
                                       San Diego, California 92121

      Notices and demands shall be deemed to have been given two (2) days after mailing, if mailed, or, if made by personal delivery or by overnight air courier service, then upon such delivery. Either party may change its address for receipt of notices by giving notice to the other party.

      16. AUTHORITY. Subtenant represents and warrants to Sublandlord that this Sublease has been duly authorized, executed and delivered by and on behalf of Subtenant and constitutes the valid, enforceable and binding agreement of Subtenant and of each party constituting Subtenant, each of whom shall be jointly and severally liable hereunder in accordance with the terms hereof. Sublandlord represents and warrants to Subtenant that the Sublease has been duly authorized, executed and delivered by and on behalf of Sublandlord and constitutes the valid, enforceable and binding agreement of Sublandlord.

      17. LIMITATION ON LIABILITY. Intentionally Deleted.

      18. CONSENTS, APPROVALS AND DEFINITIONS. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Prime Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Prime Lease and Landlord has consented to or approved of such matter.

      19. CONSENT OF LANDLORD. The obligations of Sublandlord and Subtenant under this Sublease are conditioned and contingent upon the Landlord consenting hereto by executing and delivering a counterpart of the consent of Landlord attached hereto as Exhibit "E" as (the "Consent

Agreement"). In the event Landlord's consent is not obtained within thirty (30) days after the date hereof, as evidenced by its execution and delivery of this Sublease and the Consent Agreement, this Sublease shall automatically terminate and become null and void, and neither Sublandlord nor Subtenant shall have any further obligations or liability hereunder or to each other with respect to the Premises. In connection with obtaining Landlord's consent, Sublandlord and Subtenant acknowledge and agree that Landlord is requiring that all legal fees and costs associated with obtaining its consent to this Sublease be reimbursed to Landlord. Accordingly, Sublandlord and Subtenant acknowledge and agree that Sublandlord shall be responsible to reimburse to Landlord not more than $2,500.00 in connection with such reimbursement and that Subtenant shall be responsible for any and all costs to reimbursed to Landlord in excess thereof. If such amounts are billed through Sublandlord then Subtenant shall pay to Sublandlord the costs of any and all such reimbursement which is in excess of $2,500.00 within ten (10) days of Sublandlord's invoice; therefore, and any such amounts due Sublandlord hereunder shall be deemed additional rent due under this Sublease.

      20. EXAMINATION. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for the Premises or in any manner bind Sublandlord, and no lease, sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the consent of Landlord is obtained as described in Section 19 above; provided, however, that the execution and delivery by Subtenant of this Sublease to Sublandlord shall constitute an irrevocable offer by Subtenant to sublease the Premises on the terms and conditions herein contained, which offer may not be revoked for five (5) business days after such delivery.

      21. SECURITY DEPOSIT. Subtenant concurrently with the execution of this Sublease, shall deposit with Sublandlord cash or a letter of credit (the "Letter of Credit") equal to three (3) month's Minimum Rent. Such letter of credit shall be in a form satisfactory to Sublandlord (in its sole and absolute discretion) and issued upon a federally chartered bank with a minimum long term debt rating of "A", with a branch in San Diego, California for purposes of Sublandlord's ability to draw thereon and shall otherwise be satisfactory to Sublandlord (in its sole and absolute discretion). Further, such letter of credit shall be irrevocable, "evergreen", "clean" and in the full amount required naming Sublandlord as beneficiary, and providing for partial and multiple draws and shall otherwise be satisfactory to Sublandlord as set forth hereinabove. Such letter of credit shall be held by Sublandlord as security for the faithful performance by Subtenant of all terms, covenants and conditions of this Sublease. Subtenant agrees that Sublandlord may apply (or draw upon, as the case may be) the security deposit to remedy any failure by Subtenant to repair or maintain the Premises or to perform any other terms, covenants and conditions contained herein or make any payment owing hereunder, all following the expiration of applicable notice and cure periods. The security deposit shall not serve as an advance payment of rent or a measure of Sublandlord's damages for any default. Subtenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date hereof, that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of rent, to repair any damage caused by Subtenant, or to clean the Premises.

If Subtenant has kept and performed all terms, covenants and conditions of this Sublease during the term, Sublandlord will, within thirty (30) days after the expiration hereof, promptly return the security deposit to Subtenant or the last permitted assignee of Subtenant's interest hereunder or assign the security deposit to Landlord as provided in the Consent Agreement. Should Sublandlord use (or draw upon, as the case may be) any portion of the security deposit to cure any default by Subtenant hereunder, Subtenant shall forthwith replenish the security deposit to the original amount. Sublandlord shall not be required to keep the security deposit separate from its general funds, and Subtenant shall not be entitled to interest on any such deposit. Subtenant hereby acknowledges and agrees that Sublandlord may draw upon such letter of credit at such time as Sublandlord is permitted to do so under this paragraph 21 or if Subtenant fails to provide Sublandlord with a replacement letter of credit no later than thirty
(30) days prior to the expiration date of any then held letter of credit in Sublandlord's possession. In the event Sublandlord draws down such letter of credit, then Sublandlord shall hold such cash security deposit in accordance with the terms and provisions of this paragraph 21.

      22. FURNITURE AND FIXTURES. Subtenant hereby covenants and agrees that it shall purchase all of the furniture and fixtures located in the Premises and scheduled on the schedule attached to this Sublease as EXHIBIT "C" at a cost equal to $409,375.00 (the "Furniture Cost"). Sublandlord and Subtenant acknowledge and agree that the Furniture Cost is full and actual consideration for the purchase of such furniture and fixtures from Sublandlord and not as rent or additional consideration for occupancy of the Premises by Subtenant or enhancement of the rent due under this Sublease. In connection therewith, Subtenant shall pay the Furniture Cost to Sublandlord within fifteen (15) days after the Commencement Date, failing which Subtenant shall be deemed in default under this Sublease. Upon Sublandlord's receipt of the Furniture Cost, Sublandlord shall provide to Subtenant a bill of sale to Subtenant conveying Sublandlord's interests in such furniture and fixtures to Subtenant without representation and warranty of any kind except to warrant that (i) Sublandlord has merchantable title to such items, and (ii) that such items are conveyed free and clear of any liens or security interests of Landlord or any other party. Warranties expressly disclaimed include, without limitation, warranties of merchantability, fitness for a particular purpose or any other thing or nature whatsoever. The form of such bill of sale is attached to this Sublease as EXHIBIT "D". Notwithstanding the foregoing, Sublandlord and Subtenant acknowledge and agree that in no event shall the furniture and fixtures conveyed to Subtenant pursuant to said bill of sale include the telecommunications system (including, with limitation, all switching equipment) located within the Premises, it being Sublandlord's intention to remove all such equipment from the Premises prior to the Commencement Date. In addition, as to the Non-Included Cafeteria Equipment (as defined in the Consent Agreement), Subtenant shall own such items in their AS-IS condition and shall have the right to remove and dispose of such items; provided if required by Landlord, Subtenant shall remove such items at the expiration or sooner termination of the Sublease and repair all damage caused by such removal.

      23. PARKING. During the term of this Sublease, so long as Subtenant is not in default under this Sublease, Subtenant and its employees shall be entitled to use Subtenant's Percentage Share of the parking rights granted to Sublandlord as Tenant, under the Prime Lease, including, without limitation, the terms and provisions of Section 4.G. of the Prime Lease. Subtenant acknowledges and agrees that its right to use such parking area shall be upon the terms and conditions set forth in the Prime Lease, including, without limitation, any and all rules and regulations promulgated by Landlord with respect thereto.

      24. ROOF RIGHTS. Sublandlord and Subtenant acknowledge and agree that Subtenant desires to, at its sole cost and expense, install a satellite dish on the roof of the Building. So long as Subtenant is not in default under this Sublease, Sublandlord hereby consents to the installation of same upon the following terms and conditions: (i) Subtenant shall obtain the approval of Landlord and Sublandlord with respect to all aspects of the installation of such satellite dish, including, without limitation, the plans and specifications therefor, the manner of installation of same and the location of same; and (ii) the right granted to Subtenant hereunder shall be subject to all of the terms and conditions of the Prime Lease. In addition to such satellite dish, Sublandlord acknowledges and agrees that Subtenant may desire to install a central mechanical plant on the roof of the Premises and so long as the Subtenant obtains the consent of Landlord and Sublandlord as required hereunder and under the Prime Lease, Subtenant shall be permitted to utilize the roof of the Premises to install such a central mechanical plant.

      25. GENERATOR. Sublandlord and Subtenant acknowledge and agree that adjacent to the Premises is an emergency diesel generator owned by Landlord which services the Premises and that same shall remain in place and may be utilized by Subtenant at no additional cost payable to Sublandlord for the use of such generator throughout the term of this Sublease; provided, however, Subtenant shall be solely responsible for any and all costs passed through under the Prime Lease or otherwise related to such generator, including, without limitation, those costs associated with the insuring, operation, maintenance and/or repair of such generator throughout the term of this Sublease.

      26. SIGNAGE. Sublandlord and Subtenant hereby acknowledge and agree that so long as Subtenant is not in default under this Sublease, Subtenant shall be granted the right provided to Sublandlord, as Tenant under the Prime Lease, to install the Building Sign as set forth in Section 31 of the Prime Lease, subject to the following terms and conditions:

                  (i) in no event shall Subtenant be permitted to install such Building Sign unless and until Subtenant obtains any and all necessary approvals in connection therewith, including, without limitation, the approval of Landlord, Sublandlord and any necessary governmental entity or agency having jurisdiction over the Premises;

                  (ii) Subtenant shall comply with all of the terms and provisions of the Prime Lease and this Sublease in connection with the installation of same.

      27. MEMORANDUM OF SUBLEASE. If required by Chicago Title Company to issue a subleasehold policy of title insurance to Subtenant and so long as Subtenant has obtained Landlord's consent thereto, Sublandlord agrees to execute, acknowledge and deliver to Subtenant for recordation purposes a memorandum of this Sublease, in form and content reasonably satisfactory to Sublandlord; provided, however, the obligation of Sublandlord to execute, acknowledge and deliver such a memorandum shall be conditioned upon the delivery by Subtenant to Sublandlord contemporaneously therewith a fully executed quitclaim deed or other instrument sufficient to release such memorandum of this Sublease from the applicable public records upon the expiration of the term of this Sublease or earlier termination thereof. Sublandlord shall hold such instrument until the expiration of the term of this Sublease or the earlier termination thereof.

      28. COUNTERPART: EXECUTION. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Sublease to physically form one document. This Sublease may also be delivered by telefacsimile and any signature of a party on a telefacsimile copy shall be binding. Any party delivering an executed counterpart of this Sublease by telefacsimile shall also deliver by overnight service to the other party or parties an original counterpart of this Sublease, provided the failure to deliver an original counterpart shall not affect the validity, enforceability and binding effect of this Sublease.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.

                                                SUBLANDLORD:

                                                GATEWAY, INC.
                                                a Delaware corporation

ATTEST:

By:                                             By: /s/ Stephen Smurthwaite
    -----------------------------                   ----------------------------
  Its:                                            Its: Vice President
       --------------------------                      -------------------------

STATE OF CALIFORNIA )
                    ) SS:
COUNTY OF SAN DIEGO )

      On this 10th day of DECEMBER, 2001, before me, the undersigned Notary Public in and for said County and State, personally appeared STEPHEN SMURTHWAITE of GATEWAY, a VICE PRESIDENT who executed the foregoing instrument on behalf of said corporation for the purposes therein expressed. He is personally known to me and did not take an oath. In witness whereof, I have hereunto set my hand and official seal the day and year last above written.

-----------------------------------
M            REBECCA L. MOOT       M         /s/ Rebecca L. Moot
G            COMM. # 1244581       G         -----------------------------------
C [SEAL] NOTARY PUBLIC-CALIFORNIA  C         Notary Public
1           SAN DIEGO COUNTY       1         Printed/Typed Name: Rebecca L. Moot
        COMM. EXP. DEC. 4, 2003                                  ---------------
-----------------------------------          Commission No.: 1244581
                                                             -------------------
                                             My commission expires: 12-4-03
                                                                    ------------

                                                SUBTENANT:

                                                CELGENE CORPORATION,
                                                a Delaware corporation

ATTEST:

By:                                             By: /s/ Robert J. Hugin
    -----------------------------                   ----------------------------
  Its:                                            Its: SVP & CFO
       --------------------------                      -------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
================================================================================

State of California   )
                      )  ss.
County of San Diego   )

On December 11, 2001, before me, Sholita Packer, Notary Public,
                                 -----------------------------------------------
                                           Name and Title of Officer
                                        (e.g., "Jane Doe, Notary Public")
personally appeared Robert J. Hugin,
                    ------------------------------------------------------------
                                        Name(s) of Signer(s)

                                          |_| personally known to me
                                          |X| proved to me on the basis of
                                          satisfactory evidence

                                          to  be  the   person   whose  name  is
--------------------------------------    subscribed  to  the  within instrument
N              SHOLITA PACKER        N    and   acknowledged  to  me   that   he
N          Commission # 1289382      N    executed  the  same in his  authorized
A [SEAL] Notary Public - California  A    capacity, and  that  by  his signature
1            San Diego County        1    on  the instrument the person,  or the
       My Comm. Expires Jan 5, 2005       entity upon behalf of which the person
--------------------------------------    acted, executed the instrument.

                                          WITNESS my hand and official seal.


                                          /s/ Sholita Packer
                                          --------------------------------------
Place Notary Seal Above                       Signature of Notary Public


----------------------------------- OPTIONAL -----------------------------------

 Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document: Sublease
                           -----------------------------------------------------

Document Date: December 10, 2001     Number of Pages: 23
               --------------------                   --------------------------

Signer Other Than Named Above: N/A
                               -------------------------------------------------

CAPACITY CLAIMED BY SIGNER

Signer's Name: Robert J. Hugin
               ----------------------------------------------  -----------------
                                                               RIGHT THUMBPRINT
|_| Individual                                                     OF SIGNER
|X| Corporate Officer -- Title: SVP, Chief Financial Officer   -----------------
|_| Partner -- |_| Limited |_| General                         Top of thumb here
|_| Attorney in Fact
|_| Trustee
|_| Guardian or Conservator
|_| Other: __________________________________________________    [THUMB PRINT]

Signer Is Representing: Self
                        -------------------------------------  -----------------

================================================================================

(C) 1999 National Notary Association o 9350 De
Soto Ave., P.O. Box 2402 o Chatsworth, CA
91313-2402 o www.nationalnotary.org
                                 Prod. No. 5907
                                          Reorder: Call Toll-Free 1-800-876-6827


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